UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 13, 2019

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 14, 2016, Premier Exhibitions, Inc. (the “Company”) and each of its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”).

On June 14, 2018, the Company and certain of its subsidiaries, Arts and Exhibitions International, LLC, a Florida limited liability company, Premier Exhibition Management LLC, a Florida limited liability company, Premier Exhibitions NYC, Inc., a Nevada corporation, Premier Merchandising, LLC, a Delaware limited liability company, Premier Exhibitions International, LLC, a Delaware limited liability company, Dinosaurs Unearthed Corp., a Delaware corporation, DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, a company formed under the laws of British Columbia, and RMS Titanic, Inc., a Florida corporation, solely for certain purposes (collectively, the “Sellers”) entered into an asset purchase agreement (as amended on September 14, 2018 and February 13, 2019, the “Asset Purchase Agreement”) with Premier Acquisition Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Buyer agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers pursuant to Sections 363 and 365 of the Bankruptcy Code, the terms of which were previously announced and more fully described in the Current Reports filed with the Securities and Exchange Commission (the “SEC”) on Form 8-K on June 18, 2018 and September 18, 2018. On October 19, 2018, the Bankruptcy Court entered an order approving the Asset Purchase Agreement and authorizing the transactions contemplated thereby. On December 21, 2018, the United States District Court for the Eastern District of Virginia (the “Admiralty Court”) entered an order approving the Asset Purchase Agreement and authorizing the sale of 100% of RMS Titanic, Inc.’s stock to the Buyer as set forth in the Asset Purchase Agreement and the Admiralty Court approval order.

On February 13, 2019 the Sellers and Buyer closed the transactions contemplated by the Asset Purchase Agreement (the “Closing”). On that date, the Company received cash consideration totaling approximately $11,156,202, net of $500,000 that was deposited in escrow for post-closing adjustments and the payment of certain obligations pursuant to the Asset Purchase Agreement, and the assumption by the Buyer of certain liabilities. With the Closing, the Company completed the disposition of substantially all of its assets.

Item 7.01 Regulation FD Disclosure.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the SEC. The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Additional Information Regarding the Chapter 11 Filing

Information about the Chapter 11 process, as well as court filings (including the full text of the Monthly Operating Reports, with exhibits) and other documents related to the reorganization proceedings, is available through the Bankruptcy Court’s PACER/ECF website.  Information contained on, or that can be accessed through, the Bankruptcy Court’s website is not part of this Current Report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Amendment No.2, dated February 13, 2019, to Asset Purchase Agreement, dated June 14, 2018, by and among, Premier Exhibitions, Inc., Arts and Exhibitions International, LLC, Premier Exhibition Management LLC, Premier Exhibitions NYC, Inc., Premier Merchandising, LLC, Premier Exhibitions International, LLC, Dinosaurs Unearthed Corp., DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, RMS Titanic, Inc. and Premier Acquisition Holdings LLC.

** Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included after the signature pages to the Asset Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: February 14, 2019	By:	/s/Jerome Henshall
Jerome Henshall
Chief Financial Officer